SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☐

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

Georgia (State of incorporation or organization if not a U.S. national bank)	58-0466330 (I.R.S. employer identification no.)

303 Peachtree Street Suite 300 Atlanta, Georgia (Address of principal executive offices)	30303 (Zip Code)

Nancy C. Harrison

Vice President

SunTrust Bank

Corporate Trust Division, 10th Floor

919 East Main Street

Richmond, Virginia 23219

(804) 782-5726

(Name, address and telephone number of agent for service)

DIMON INCORPORATED

A Virginia Corporation (State or other jurisdiction of incorporation or organization)	54-1746567 (IRS employer identification no.)

512 Bridge Street Danville, Virginia (Address of principal executive offices)	24541 (Zip Code)

7 3/4% Senior Notes Series 2003 due June 1, 2013

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee -

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,

State of Georgia

Atlanta, Georgia

Federal Reserve Bank of Atlanta

104 Marietta Street, N.W.

Atlanta, Georgia

Federal Deposit Insurance Corporation

Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12	No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in
General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, filed with Registration No. 333-32106)

(2)	A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

(3)	A copy of the authorization of the trustee to exercise corporate trust powers. (Included in Exhibit 1)

(4)	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, filed with Registration No. 333-32106)

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2003.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 29th day of August 2003.

SUNTRUST BANK

By:	/s/ Nancy C. Harrison 8/29/03
Nancy C. Harrison
Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF INCORPORATION

OF

SUNTRUST BANK

(Exhibit 1 to Form T-1, filed with Registration No. 333-85232)

EXHIBIT 2 & 3 TO FORM T-1

CERTIFICATE OF AUTHORITY

OF

SUNTRUST BANK TO COMMENCE BUSINESS

(Exhibit 2 & 3 to Form T-1, filed with Registration No. 333-25463)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION

OF

SUNTRUST BANK TO EXERCISE

CORPORATE TRUST POWERS

(Exhibit 2 & 3 to Form T-1, filed with Registration No. 333-25463)

EXHIBIT 4 TO FORM T-1

BY-LAWS

OF

SUNTRUST BANK

(Exhibit 4 to Form T-1, filed with Registration No. 333-25463)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the Dimon Incorporated 7 3/4% Senior Notes Series 2003 due June 1, 2013, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ Nancy C. Harrison 8/29/03
Nancy C. Harrison
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

SUNTRUST BANK
Legal Title of Bank

ATLANTA
City

GA	30302
State	Zip Code

Transmitted to InterCept on 07/30/2003. Confirmation Number - 0008111

FDIC Certificate Number - 00867

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for June 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD	Bil | Mil | Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	4,469,018	1.a
	b.	Interest-bearing balances (2)			0071	15,820	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	19,854,955	2.b
3.	Federal funds sold and securities purchased under agreements to resell:
					RCON
	a.	Federal funds sold in domestic offices			B987	436,600	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	3,771,321	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	9,037,490	4.a
	b.	Loans and leases, net of unearned income	B528	75,008,023			4.b
	c.	LESS: Allowance for loan and lease losses	3123	932,810			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	74,075,213	4.d
5.	Trading assets (from Schedule RC-D)				3545	1,472,750	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,296,757	6
7.	Other real estate owned (from Schedule RC-M)				2150	29,826	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding				2155	84,980	9
10.	Intangible assets:
	a.	Goodwill			3163	862,393	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	607,990	10.b
11.	Other assets (from Schedule RC-F)				2160	2,730,050	11
12.	Total assets (sum of items 1 through 11)				2170	118,745,163	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK
Legal Title of Bank
Transmitted to InterCept on 07/30/2003. Confirmation Number - 0008111 FDIC Certificate Number - 00867

Schedule RC—Continued

Dollar Amounts in Thousands							Bil | Mil | Thou
LIABILITIES
13.	Deposits:
						RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				2200	74,459,262	13.a
		(1)	Noninterest-bearing (1)	6631	10,248,343			13.a.1
		(2)	Interest-bearing	6636	64,210,919			13.a.2
						RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)				2200	2,934,964	13.b
		(1)	Noninterest-bearing	6631	0			13.b.1
		(2)	Interest-bearing	6636	2,934,963			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:
						RCON
	a.	Federal funds purchased in domestic offices (2)				B993	8,979,352	14.a
						RCFD
	b.	Securities sold under agreements to repurchase (3)				B995	8,422,227	14.b
15.	Trading liabilities (from Schedule RC-D)					3548	1,179,121	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)					3190	7,252,577	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding					2920	84,980	18
19.	Subordinated notes and debentures(4)					3200	2,149,629	19
20.	Other liabilities (from Schedule RC-G)					2930	2,777,007	20
21.	Total liabilities (sum of items 13 through 20)					2948	108,239,119	21
22.	Minority interest in consolidated subsidiaries					3000	1,012,337	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus					3838	0	23
24.	Common stock					3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)					3839	2,734,106	25
26.	a.	Retained earnings				3632	5,845,041	26.a
	b.	Accumulated other comprehensive income (5)				B530	892,960	26.b
27.	Other equity capital components (6)					A130	0	27
28.	Total equity capital (sum of items 23 through 27)					3210	9,493,707	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)					3300	118,745,163	29

Memorandum

To be reported only with the March Report of Condition.

		RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)